RICHMAN, LAWRENCE, MANN, GREENE,
                          CHIZEVER, FRIEDMAN & PHILLIPS
                       9601 Wilshire Boulevard, Penthouse
                         Beverly Hills, California 90210
                            Telephone (310) 274-8300


                               Fax (310) 274-2831





August 19, 1997



Gum Tech International, Inc.
4205 North Seventh Avenue, Suite 300
Phoenix, Arizona 85013

Re: Gum Tech International, Inc. Registration Statement on Form S-8 Relating to the Gum Tech International, Inc. Stock Option Plan

Gentlemen:

     As counsel to Gum Tech International, Inc., a Utah corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an additional 500,000 shares of the Company's Common Stock, no par value (the "Common Stock"), that may be issued under the Gum Tech International, Inc. Stock Option Plan (the "Plan"). A registration statement on Form S-8 ("Registration Statement No. 333-06199") relating to 1,500,000 shares of Common Stock issuable upon the Plan was filed with the Securities and Exchange Commission on June 18, 1996 and such registration statement remains effective.

     As such counsel, we have examined and are familiar with the Charter documents and By-Laws of the Company (each as amended to date), the Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations, we have assumed the genuineness of signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that the shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                               RICHMAN, LAWRENCE, MANN, GREENE, CHIZEVER,
                               FRIEDMAN & PHILLIPS